SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
February 11, 2008
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On February 11, 2008, Evergreen Solar, Inc. (the “Registrant”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., as representative of the several underwriters identified therein (collectively, the “Underwriters”), for the sale by the Registrant to the public of 16,000,000 shares of its common stock, par value $0.01 per share (the “Shares”). The Shares are being sold to the public at $9.50 per share. The offering is scheduled to close on or about February 15, 2008, subject to customary closing conditions. The Registrant has granted the Underwriters a 30-day option to purchase an additional 2,400,000 shares of its common stock which was exercised by the Underwriters on February 13, 2008.
The Underwriting Agreement contains customary representations, warranties and covenants by the Registrant. It also provides for customary indemnification by each of the Registrant and the Underwriters for losses or damages arising out of or in connection with the sale of the Shares.
The offering is being made pursuant to the Registrant’s effective shelf registration statement on Form S-3 (File No. 333-149030) filed with the Securities and Exchange Commission on February 4, 2008, the included preliminary prospectus relating to the Shares dated February 1, 2008, and a final prospectus relating to the Shares dated February 11, 2008.
A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement dated February 11, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer and Secretary

Dated: February 14, 2008